THIS CONVERTIBLE SECURED PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

RIMINI STREET, INC.
[FORM OF]
CONVERTIBLE SECURED PROMISSORY NOTE
June 20, 2019
I.    TERMS OF NOTE
FOR VALUE RECEIVED, RIMINI STREET, INC., a Delaware corporation ("Debtor"), hereby promises to pay the Principal Amount to [•] ("Holder"), together with all accrued and unpaid interest thereon, on the Maturity Date pursuant to the terms of this convertible secured promissory note (this "Note"). Notwithstanding the foregoing, if the Maturity Date is in connection with a Reorganization Event or is triggered pursuant to the provisions of Section 5 of the Certificate of Designations, the amount due hereunder shall be the greater of (i) the amount calculated as set forth in the preceding sentence and (ii) the amount the Holder would have received if it held the Preferred Stock (and the Commencement Date never occurred) at the time of any event occurring under Section 5 of the Certificate of Designations or Section 9 of the Certificate of Designations, as the case may be (but if such amount due hereunder is payable other than 100% in cash, the Holder shall have the right to elect whether to receive the amount pursuant to clause (i) above or the amount pursuant to clause (ii) above).
This Note is issued as of the date hereof pursuant to and as part of the transactions contemplated by the Purchase Agreement. The rights and remedies set forth herein, including but not limited to the conversion right set forth in Section IV, are being provided by Debtor for the benefit of the Holder contemporaneously with the closing of the transactions contemplated by the Purchase Agreement as reasonably equivalent consideration for the Holder's investment in Debtor. The provisions of this Note are effective as of the date hereof and the rights of the Holder to enforce the Debtor’s obligations under Section V are effective as of the date hereof unless otherwise set forth herein or therein. On the Commencement Date, an aggregate principal amount shall be outstanding under this Note equal to the Principal Amount, all Obligations shall be in effect and due in accordance with the terms of the Transaction Documents, interest shall begin to accrue on the Principal Amount pursuant to the terms of this Note and the right to convert the Obligations shall be in effect. For the avoidance of doubt, prior to the Commencement Date, no Principal Amount shall be outstanding under this Note, no Principal Amount or other Obligations shall be due, no interest shall accrue on the Principal Amount pursuant to the terms of this Note, and no right to convert the Obligations shall be in effect.
II.    DEFINITIONS
Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Certificate of Designations. The following terms shall have the following meanings:
"Administrative Agent" means Victory Park Management, LLC and any successor appointed pursuant to the Agreement Among Noteholders.
"Agreement Among Noteholders" has the meaning set forth in Section VII.
"Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer (or the equivalent thereof).
"Capital Stock" means (i) with respect to any person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any person that is not a corporation, any and all partnership, membership or other equity interests of such person.
"Certificate of Designations" means that certain Certificate of Designations of the Preferred Stock of Debtor.
"CFC" means a “controlled foreign corporation”, as such term is defined in Section 957(a) of the Code.
"CFC Debt" means indebtedness (and any amounts treated as indebtedness for U.S. federal income tax purposes) owed by, or treated for U.S. federal income tax purposes as owed by, as CFC.
"CFC Holding Company" means any direct or indirect Subsidiary of Debtor substantially all of the direct or indirect assets of which consist of (i) 65% or more of the Capital Stock (which represents at least 65% of the total combined voting power of all classes of Capital Stock entitled to vote) of a Foreign Subsidiary that is a CFC or (ii) 65% or more of the Capital Stock (which represent at least 65% of the total combined voting power of all classes of Capital Stock entitled to vote) of a Foreign Subsidiary that is a CFC and CFC Debt.
"Closing Price" of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on the Nasdaq Market on such date. If the Common Stock is not traded on the Nasdaq Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Market Group, Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the corporation) retained by the corporation for such purpose.
"Code" means the Internal Revenue Code of 1986, as amended.
"Collateral" shall have the meaning assigned thereto in the Security Agreement.
"Commencement Date" means the Mandatory Redemption Date or the MAE Redemption Date to the extent, as applicable, that all payments then due under the Certificate of Designations have not been paid in full in cash or satisfied by conversion of the Preferred Stock into Common Stock.
"Consolidated Liquidity" means an amount determined for Debtor and its Subsidiaries on a consolidated basis equal to the sum of (i) the amount of unrestricted cash and cash equivalents of Debtor and any Domestic Subsidiary that is in deposit accounts or in securities accounts, each of which deposit account or securities account is maintained by a branch office of the bank or securities intermediary located within the United States, plus (ii) the aggregate amount of unrestricted cash on-hand of any Foreign Subsidiaries (other than Rimini Street Brazil Serviços de Tecnologia Ltda. and any other Subsidiary organized in Brazil) to the extent such cash does not exceed the lesser of (x) $8,000,000 or (y) 20% (or for the months ending December 31, 2018 through February 28, 2019, 100%) of the sum of (1) the cash described in clause (i) above plus (2) the aggregate amount of all unrestricted cash on-hand for all Foreign Subsidiaries, plus (iii) the aggregate amount of cash on-hand of Rimini Street Brazil Serviços de Tecnologia Ltda. and any other Subsidiary organized in Brazil to the extent such cash does not exceed the lesser of (x) $5,000,000 or (y) 15% (or for the months ending December 31, 2018 through February 28, 2019, 100%)) of the sum of (1) the cash described in clause (i) above plus (2) the aggregate amount of all unrestricted cash on-hand for all Foreign Subsidiaries.
"Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
"Disqualified Capital Stock" means Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Obligations), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the Maturity Date. Notwithstanding the foregoing, the Preferred Equity shall be deemed not to constitute Disqualified Capital Stock for purposes of this Note.
"Disregarded Entity" means any entity treated as disregarded as an entity separate from its owner under Treasury Regulations Section 301.7701-3.
"Domestic Subsidiary" means any Subsidiary that is a "United States person" within the meaning of Section 7701(a)(30) of the Code.
"Event of Default" means:
(a)Debtor shall fail to pay when due any principal of this Note on the due date hereunder;

(b)Debtor shall fail to pay any interest payment or other payment (excluding principal amounts specified in clause (a) of this definition of "Event of Default") required under the terms of this Note on the date due and such payment shall not have been made within three (3) Business Days after such date;

(c)Debtor shall fail to observe or perform any other covenant contained in this Note (other than those specified in clauses (a) and (b) of this definition of "Event of Default" and other than with respect to Article V, Section 13 of this Note) or the Security Agreement and, to the extent such failure is capable of being cured, such failure shall continue for more than thirty (30) days after the earlier of the date (x) an Authorized Officer of Debtor has knowledge of such failure and (y) Debtor’s receipt of written notice from the Administrative Agent to Debtor of such failure;

(d)[reserved];
(e)Any representation or warranty made by Debtor in this Note, the Security Agreement or in any certificate at any time required to be given by Debtor or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the date made or deemed made;
(f)(i) Other than with respect to Rimini I, Rimini II, or any other related litigation with Oracle, any money judgment, writ or warrant of attachment or similar process involving individually or in the aggregate at any time an amount in excess of $5,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent insurance company has been notified of the claim and has not denied coverage) shall be entered or filed against Debtor or any of its Subsidiaries (other than an Immaterial Subsidiary) or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or (ii) with respect to Rimini I or Rimini II, the entry of (1) a monetary judgment or settlement that, if paid, would result in Consolidated Liquidity of less than $25,000,000, or (2) an injunction, restrainment or court order that prohibits or limits Debtor from continuing to conduct a material portion of Debtor’s and its Subsidiaries’ business, taken as a whole, in each case under this clause (ii) to the extent undischarged, unvacated, unbonded or unstayed for a period of seventy-five (75) days;
(g)The Security Agreement shall cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the payment in full of the Obligations); Debtor (or any Person by, through or on behalf of Debtor) shall contest in writing in any manner the validity, binding nature or enforceability of the Security Agreement; or Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any material Collateral purported to be covered by the Security Agreement with the priority required thereby, in each case for any reason other than the failure of the Administrative Agent or any Secured Party to take any action within its control or any disposition of assets not restricted hereunder;
(h)[reserved];
(i)Debtor, within the meaning of Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors, (1) commencing a voluntary case, (2) consenting to the entry of an order for relief against it in an involuntary case, (3) consenting to the appointment of a custodian receiver of it for all or substantially all of its property or (4) making a general assignment for the benefit of its creditors; or
(j)Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Debtor, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Debtor, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered with respect to Debtor by a court of competent jurisdiction or such proceeding shall not be dismissed, stayed, bonded or discharged within 60 days of commencement.
"Excluded Asset" shall have the meaning assigned to such term in the Security Agreement, and shall include, for the avoidance of any doubt, any Excluded Tax Collateral.
"Excluded Subsidiary" means (a) any Immaterial Subsidiary and (b) any Excluded Tax Subsidiary.
"Excluded Tax Collateral" means (i) Capital Stock of (x) any CFC Holding Company that is in excess of 65% of the total outstanding voting Capital Stock of such CFC Holding Company; or (y) any Foreign Subsidiary that is a CFC that is in excess of 65% of the total outstanding voting Capital Stock of such Foreign Subsidiary; or (z) any Disregarded Entity that owns Capital Stock of a CFC Holding Company and/or CFC that is in excess of 65% of the total outstanding voting Capital Stock of such Disregarded Entity, (ii) any assets owned directly or indirectly by a Foreign Subsidiary that is a CFC and (iii) those assets as to which a grant of a security interest or a Lien therein would result in an adverse tax consequence (including, without limitation as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as determined in good faith by Debtor and Administrative Agent. For the avoidance of doubt, and notwithstanding anything to the contrary in this Note, no Excluded Tax Collateral shall be required to be pledged as collateral to secure any Obligations.
"Excluded Tax Subsidiary" means (i) a Foreign Subsidiary that is a CFC, (ii) a CFC Holding Company, (iii) a Subsidiary that is owned directly or indirectly by a Foreign Subsidiary that is a CFC and (iv) a Subsidiary with respect to which a guarantee by it of the Loan or any other Obligations would result in adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as determined in good faith by Debtor and the Administrative Agent. For the avoidance of doubt, and notwithstanding anything to the contrary in this Note, no Excluded Tax Subsidiary shall be required to guaranty any Obligations.
"Foreign Subsidiary" means any Subsidiary that is not Domestic Subsidiary.
“Guarantors” means each Subsidiary of the Debtor that executed a Guaranty, as such Guaranty may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Guaranty” means that certain Guaranty Agreement in the form attached hereto as Exhibit A.
"Holders" has the meaning assigned thereto in the Agreement Among Noteholders.
"Immaterial Subsidiary" means as of any date of determination, (a) each Subsidiary of Debtor that, as of the last day of the fiscal quarter most recently ended, (i) had, on a consolidated basis for such Subsidiary and its Subsidiaries, (x) revenues for the four consecutive fiscal quarters ending on such date and (y) total assets on such date, in an amount that is less than or equal to 2.5% of the consolidated revenues and total assets, respectively, of Debtor and its Subsidiaries for such period or on such date, respectively, and (ii) does not own any intellectual property that is necessary to the conduct of the business of Debtor and its Subsidiaries, and (b) any group comprising Subsidiaries that each individually would be an Immaterial Subsidiary under clause (a); provided that all such Immaterial Subsidiaries, taken together on a consolidated basis for each such Immaterial Subsidiary and its Subsidiaries, as of the last day of the fiscal quarter of Debtor most recently ended, shall have had revenues for the four consecutive fiscal quarters ending on such date and total assets on such date in an amount that is less than or equal to 5.0% of the consolidated revenues and total assets, respectively, of Debtor and its Subsidiaries for such period or on such date, as applicable, and in each case as shall be designated in writing by Debtor to the Administrative Agent as Immaterial Subsidiaries. Any Subsidiary that executes a guaranty or security or collateral document shall not be deemed an Immaterial Subsidiary and shall be excluded from the calculations above.
"Ineligible Assignee" means any Person listed on Schedule I attached hereto.
"Investment" means (a) any direct or indirect purchase or other acquisition by Debtor or any of its Subsidiaries of, or of a beneficial interest in, any of the securities or all or substantially all of the assets of any other Person (other than an Obligor) (or of any division or business line of such other Person); (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Debtor from any Person (other than an Obligor), of any capital stock of such Person; (c) any direct or indirect loan, advance or capital contributions by Debtor or any of its Subsidiaries to any other Person (other than an Obligor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; and (d) any direct or indirect guarantee of any obligations of any other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment.
“Lien” means (a) any lien, mortgage, pledge, assignment, hypothec, deed of trust, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.
"Maturity Date" means the earlier of (i) July 19, 2023, and (ii) the date immediately prior to any Reorganization Event or any event which would trigger the provisions of Section 5 of the Certificate of Designations. Notwithstanding the foregoing, the Holder may, in its sole discretion, elect, upon written notice to Debtor, to extend the Maturity Date.
"Notes" has the meaning assigned thereto in the Agreement Among Noteholders.
"Obligor" means the Debtor and each Subsidiary of the Debtor that provides a guaranty of the Obligations pursuant to Article V herein.
"Obligations" means, collectively, (i) all liabilities, obligations and indebtedness (whether actual or contingent, whether for the payment of money and, if for the payment of money, whether for principal, interest (including, without limitation, any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), fees, expenses or otherwise) of Debtor to Holder now existing or hereafter incurred under this Note or any other notes issued to Holder by Debtor hereafter (the "Notes"), as the same may be amended, modified or supplemented from time to time, and (ii) all reasonable costs and expenses (including, without limitation, to the extent permitted by law, reasonable attorneys' fees and other legal expenses) incurred by Administrative Agent or Holder, as applicable, in the enforcement and collection of any of the liabilities, obligations and indebtedness referred to in clause (i) hereinabove.
"Principal Amount" means either the aggregate Redemption Amount or the aggregate MAE Redemption Amount, as applicable, attributable to the shares of Preferred Stock outstanding that are held by the Holder of this Note as of such Mandatory Redemption Date or the MAE Redemption Date, as applicable, and not converted into shares of Common Stock, plus any amount added to the Principal Amount pursuant to the terms of this Note, less any amount repaid or converted pursuant to the terms hereof. The Administrative Agent, acting reasonably, shall be responsible for calculating the Principal Amount, and absent manifest error, the Administrative Agent’s calculations will be final and binding on the Company.
"Purchase Agreement" means that certain Securities Purchase Agreement dated as of June 20, 2019, by and among Debtor and Holder, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.
"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and governmental authorities.
"Preferred Stock" means the 13% Series A Redeemable Convertible Preferred Stock, Par Value $0.0001 per share of Debtor.
"Qualified Capital Stock" means Capital Stock that is not Disqualified Capital Stock.
"Required Holders" has the meaning assigned thereto in the Agreement Among Noteholders.
"Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of equity interests of Debtor or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of equity interests of Debtor or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of equity interests of Debtor or any of its Subsidiaries, now or hereafter outstanding, or (d) any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any indebtedness that is unsecured or junior to the Obligations in right of payment or security. For the avoidance of doubt, payments made in respect of the indebtedness assumed by Debtor and owed to GPIC, Ltd. in an aggregate principal amount of approximately $3,000,000 shall not constitute a "Restricted Payment".
"Rimini I" means Oracle USA, Inc., et al. v. Rimini Street, Inc., Case No. 2:10-cv-00106-LRH-PAL in the United States District Court for Nevada., and any derivative actions, suits or proceedings related thereto.
"Rimini II" means Rimini Street, Inc. v. Oracle International Corp., Case No. 2:14-cv-0699 in the United States District Court for Nevada, any derivative actions, suits or proceedings related thereto.
"Security Agreement" means that certain Security Agreement, dated as of the date hereof (which agreement shall be in form and substance satisfactory to the Secured Parties), by and among Debtor, the other grantors from time to time party thereto and the Administrative Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.
"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture, or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees, or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.
"UCC" shall mean the Uniform Commercial Code as in effect in the State of Illinois; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Secured Parties’ Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Illinois, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.
III.    INTEREST AND OTHER PAYMENTS
Interest on the Principal Amount of this Note outstanding from time to time will accrue from and including the Commencement Date to and including the date such Principal Amount is paid (i) at ten percent (10%) per annum (the "Cash Interest Rate") or, if lower, the highest rate permitted by applicable law (on the basis of a 360-day year consisting of twelve 30-day months) which shall accrue and be payable in cash on January 1, April 1, July 1 and October 1 of each year; provided that if any such date would otherwise occur on a day that is not a Business Day, such date shall instead be the immediately succeeding Business Day and (ii) at an additional three percent (3%) per annum (the "PIK Interest Rate", and together with the Cash Interest Rate, the "Interest") or, if lower, the highest rate permitted by applicable law (on the basis of a 360-day year consisting of twelve 30-day months) which shall accrue and be paid-in-kind and added to the Principal Amount due hereunder on January 1, April 1, July 1 and October 1 of each year; provided, that, on and after the date that is the July 19, 2023, all interest accruing thereafter shall be solely payable in cash on a current basis in an amount per annum equal to the Cash Interest Rate plus the PIK Interest Rate and no interest shall be paid-in-kind or accrued and added to the Principal Amount due hereunder. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the Maturity Date.
Debtor may prepay amounts due under this Note only as follows:
(i)     At any time on or prior to July 19, 2021, all or any part of the outstanding Principal Amount plus all accrued interest thereon may be prepaid in cash, at the option of Debtor upon a minimum of thirty (30) days' prior written notice, but subject to the right of the Holder to first convert the amount that Debtor proposes to prepay into shares of Common Stock in accordance with the conversion terms set forth herein. Any such prepayments shall first be applied to the accrued but unpaid interest. To the extent any such prepayments shall be applied to the Principal Amount such prepayment shall include an incremental cash amount equal to the additional amount of Interest such Principal Amount would have earned (whether in cash or Preferred Stock) if it had stayed outstanding through July 19, 2021; provided that Debtor (i) may not prepay more than $80,000,000 together with the amount of any redemptions previously made pursuant to Section 6(a) of the Certificate of Designations and the aggregate amount of any previous prepayments, (ii) may only fund such prepayments with proceeds received by Debtor from (x) the issuance and sale of Common Stock or (y) any award resulting from the appeal of the judgment in Rimini I or (iii) may make such redemptions using cash from operations provided that the Debtor has a minimum of $75,000,000 U.S. cash after giving effect to such redemption.

(ii)     All or any part of the outstanding Principal Amount plus all accrued interest thereon may be prepaid in cash at any time after July 19, 2021, at the option of Debtor upon a minimum of thirty (30) days' prior written notice but subject to the right of the Holder to first convert the amount that Debtor proposes to prepay into shares of Common Stock in accordance with the conversion terms set forth herein. Any such prepayments shall first be applied to the accrued but unpaid interest.

(iii) Notwithstanding anything herein to the contrary, any prepayment of this Note must be accompanied by a ratable prepayment to each Holder of any other Notes then outstanding (based on amounts then due to each Holder under the Notes).

Debtor agrees to pay all reasonable and documented costs, charges and expenses incurred by Holder and its assigns (including, without limitation, costs of collection, court costs and reasonable attorneys' fees and disbursements) in connection with the enforcement of Holder's rights under this Note (such reasonable costs, charges and expenses being herein referred to as "Costs"). Debtor waives presentment for payment, protest, notice of protest and notice of nonpayment.
Debtor's obligations hereunder are absolute and unconditional, are not and will not be subject to any setoff or counterclaim and to the extent permitted by applicable law, will not be affected by any recharacterization (whether as equity or otherwise, whether in connection with a bankruptcy or insolvency proceeding or otherwise, and whether by order of a court, by any governmental agency or otherwise).
In the event that, for any reason, Holder is required to turn over, remit or disgorge any portion of principal which has been repaid, interest which has been paid or reimbursement for Costs which has been made to any person for any reason (including, without limitation, in connection with any bankruptcy or insolvency proceeding or in accordance with any applicable law or order of any court), such amounts will be immediately and automatically reinstated and will be due and payable obligations of Debtor.
IV.    CONVERSION RIGHT

At any time and from time to time after the Commencement Date, Holder may elect to convert all or a portion of the Obligations, into the number of shares of Common Stock (the "Per Share Amount") equal to the quotient of (i) the sum of (A) the amount of the Obligations to be converted plus (B) an amount equal to accrued but unpaid interest not previously added to the Obligations and (ii) $10.00 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization occurring after the Original Issue Date in respect of the Common Stock); provided that, as of any date of determination, the maximum aggregate number of shares of Common Stock into which all Holders may convert all Obligations owed to the Holders shall be equal to (X) 28,500,000 (as adjusted for any splits, combinations, reclassifications or similar adjustments), minus (Y) the total number of shares into which any shares of converted Preferred Stock or Notes had been converted prior to such date of determination by all Holders. The right of conversion may be exercised by Holder by delivering written notice specifying the amount of the Obligations to be converted to the office of Debtor. The conversion date shall be the date on which the notice of conversion is received by Debtor. Holder shall be treated for all purposes as the record holder or holders of such Common Stock as of such conversion date. As promptly as practicable on or after the conversion date (and in any event no later than three Trading Days thereafter), Debtor shall issue the number of whole shares of Common Stock issuable upon conversion, with any fractional shares (after aggregating all Obligations being converted on such date) paid in cash, calculated by multiplying such fraction by the volume weighted average of the Closing Prices of a share of Common Stock for the thirty (30) Trading Days prior to the date of conversion. Such delivery shall be made, at the option of the Holder, in certificated form or by book-entry. Any such certificate or certificates shall be delivered by Debtor to the appropriate holder on a book-entry basis or by mailing certificates evidencing the shares to the holders at their respective addresses as set forth in the conversion notice.
Debtor shall at all times after the Commencement Date reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Note, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all amounts hereunder. Any shares of Common Stock issued upon conversion hereunder shall be (i) duly authorized, validly issued and fully paid and nonassessable, (ii) shall rank pari passu with the other shares of Common Stock outstanding from time to time and (iii) shall be approved for listing on the principal national securities exchange or market on which the Common Stock is listed or admitted to trading (including any over-the-counter market).
Debtor and Holder shall each pay 50% of any and all transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion hereunder. Debtor shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in the name of Holder, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to Debtor the amount of any such tax, or has established to the satisfaction of Debtor that such tax has been paid.
V.    Covenants
1.    Guarantors; Event of Default.

(a)    Except with respect to any Excluded Subsidiary, on the Closing Date, Debtor will cause each of its Domestic Subsidiaries, pursuant to the Guaranty, to guarantee the Obligations hereunder as Guarantors and grant to and create in favor of the Administrative Agent for the benefit of the Holders a continuing security interest and Lien under the UCC and all other applicable laws in and to all of the Collateral as security for the full and timely payment, observance and performance of the Obligations in accordance with the terms thereof and in connection with the transactions contemplated by the Purchase Agreement. Notwithstanding anything to the contrary herein, in no event will any Excluded Asset be required to be pledged to secure or otherwise indirectly secure the Obligations.
(b)    If an Event of Default has occurred and is continuing, in addition to all other rights and remedies available to it hereunder or otherwise, the Administrative Agent (as directed pursuant to the Agreement Among Noteholders) shall have the right to accelerate all Obligations hereunder which shall immediately become due and payable; provided, however, that upon the occurrence of an Event of Default under clauses (i) or (j) of the definition of “Event of Default”, the unpaid Principal Amount under this Note and all interest, prepayment premium and other amounts as aforesaid shall automatically become due and payable, in each case without any further act of the Administrative Agent or Holder. If such acceleration occurs prior to July 19, 2021, Holder shall be entitled to the additional cash amount equal to the additional amount of Interest such Principal Amount would have earned (whether in cash or Preferred Stock) had it stayed outstanding through July 19, 2021. If an Event of Default has occurred and is continuing, without notice to Debtor, the Administrative Agent (as directed pursuant to the Agreement Among Noteholders) shall have the right to set off against and to appropriate and apply to the unpaid balance of all the Notes and all other Obligations, any obligations owing to Debtor or any Guarantor by Holder and any funds held in any manner for the account of Debtor or any Guarantor by Holder, and the Administrative Agent, for the benefit of Holder is hereby granted a security interest in and Lien on all such obligations and funds for such purpose. Such set-off rights shall exist whether or not the Administrative Agent or Holder shall have made any demand under any of the Notes or other Obligations and whether the Notes or such other Obligations are matured or unmatured.
(c)    Debtor and each Guarantor hereby authorizes the Administrative Agent to file financing statements in which the Debtor or such Guarantor is listed as "debtor" and the Administrative Agent is list as "secured party" and the description of Collateral contains the words "all assets of Debtor" or "all personal property of Debtor" or words with similar effect, excluding however all Excluded Assets.
2.    Inspection. The Debtor will, and will cause each of its Subsidiaries to, (a) keep adequate books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities and (b) subject to Confidentiality Obligations (as defined in the Purchase Agreement) permit any representatives designated by Administrative Agent (including employees of Administrative Agent or any consultants, auditors, accountants, lawyers and appraisers retained by Administrative Agent) to visit and inspect any of the properties of Debtor and any of its respective Subsidiaries, to conduct audits, valuations and/or field examinations of Debtor and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants and auditors, all upon reasonable prior written notice and at such reasonable times during normal business hours (so long as no Default or Event of Default has occurred and is continuing) and as often as may reasonably be requested and in no event no more than twice in any twelve consecutive month period; provided, that, unless an Event of Default has occurred and is continuing, the cost of only one (1) such visit and inspection per calendar year shall be borne by the Debtor; provided, further, that, if required by applicable law or when an Event of Default has occurred and is continuing, the Administrative Agent may do any of the foregoing at the expense of Debtor at any time and without advance notice and as many times as Administrative Agent may require. The Debtor acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute certain reports pertaining to the Debtor’s assets for internal use by Administrative Agent.
3.    Insurance. Debtor and each Guarantor will maintain or cause to be maintained, with financially sound and reputable insurers, insurance policies with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Debtor and such Guarantor and in such amounts as may customarily be carried or maintained under similar circumstances by businesses engaged in similar activities in similar geographic areas. Without limiting the generality of the foregoing, Debtor and each Guarantor will maintain or cause to be maintained (A) flood insurance with respect to each flood hazard property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (B) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance (other than any business interruption insurance policies) shall (1) name the Administrative Agent as an additional insured thereunder as its interests may appear, and (2) in the case of each casualty insurance policy, contain a lender’s loss payable clause or endorsement, reasonably satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent, on behalf of the Holders as the lender's loss payee thereunder.
4.    Preservation and Protection of Security Interest. From and after the date hereof, Debtor and each Guarantor shall diligently preserve and protect Administrative Agent's security interest in the Collateral and shall, at its expense, cause such security interest in the Collateral to be perfected and continue perfected so long as the Obligations or any portion thereof are outstanding and unpaid (including, without limitation, by means of the delivery of all instruments, documents of title and securities to Administrative Agent with endorsements and documents of transfer reasonably satisfactory to Administrative Agent), and for such purposes, Debtor and each Guarantor shall from time to time at Administrative Agent's request and at its expense file or record, or cause to be filed or recorded, such instruments, documents and notices (including, without limitation, financing statements and continuation statements and mortgages and deeds of trust) as Administrative Agent may deem necessary or reasonably advisable from time to time to perfect and continue perfected such security interests. Debtor and each Guarantor shall each do all such other acts and things and shall each execute and deliver all such other instruments and documents

(including, without limitation, further security agreements, pledge agreements, pledges, endorsements, assignments and notices) as Administrative Agent may deem necessary or reasonably advisable from time to time to perfect and preserve the junior priority of Administrative Agent's security interest in the Collateral, as a perfected security interest in the Collateral. Debtor and each Guarantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Administrative Agent may reasonably request in order to effect the purposes of this Note or the Security Agreement, including, without limitation: (A) executing and filing (to the extent, if any, that Debtor's or any Guarantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that Administrative Agent may request in order to perfect and preserve the security interest purported to be created hereby, (B) furnishing to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail, and (C) taking all actions required by any applicable law in any relevant UCC jurisdiction or by other law as applicable in any foreign jurisdiction in accordance with the terms of the Security Agreement. The Administrative Agent, and its officers, employees and authorized agents, or any of them, are hereby irrevocably appointed the attorneys-in-fact of Debtor and each Guarantor to do, at Debtor's and such Guarantor’s expense, all acts and things which the Administrative Agent may deem necessary or advisable to preserve, perfect and continue perfected the Secured Parties’ security interest in the Collateral (including, without limitation, the signing of financing, continuation or other similar statements and notices on behalf of Debtor), which appointment is irrevocable and coupled with an interest; provided that the Administrative Agent shall not have the right to exercise such power of attorney unless an Event of Default has occurred and is continuing. Debtor and each Guarantor will, upon the Administrative Agent's reasonable written request, execute any documents and take any commercially reasonable actions (including all actions described above in this paragraph) necessary to grant and perfect a security interest in favor of the Secured Parties in any assets of Debtor or any Guarantor included in the Collateral.
5.    Application of Proceeds. Subject to the Agreement Among Noteholders, any Collateral (including Proceeds of the Collateral) held, received or realized upon at any time by Administrative Agent shall be applied as follows:
(a)    First, to reimburse Administrative Agent for expenses and fees incurred for which Debtor is obligated to pay Administrative Agent hereunder and in accordance with any other Note (including, without limitation, reasonable attorneys' fees and other legal expenses);
(b)    Second, to the satisfaction of all other Obligations; and
(c)    Third, the balance, if any, to Debtor or as otherwise required by law.
If the Proceeds of the Collateral shall be insufficient to fully discharge and satisfy the Obligations, Debtor and the Guarantors shall be liable for the deficiency, and if a surplus results after lawful application of such proceeds, Debtor shall be entitled to any such surplus. To the extent the full amount due hereunder is not paid when due amounts shall first be applied to accrued but unpaid interest.

6.    Bank Accounts. From and after the date hereof, at the request of Administrative Agent, Debtor and the Guarantors shall execute and deliver to Administrative Agent a "springing" deposit account control agreement, in form and substance reasonably satisfactory to Administrative Agent and accompanied by an appropriate executed acknowledgment, with respect to each bank or other financial institution where Debtor or any Guarantor maintains its primary US Deposit Accounts that are not Excluded Accounts. So long as no Event of Default shall have occurred and be continuing, Administrative Agent shall not freeze, block or withdraw any funds from such accounts and Debtor or such Guarantor shall be entitled to withdraw any and all funds from such accounts.
7.    Continuing Validity of Obligations and Further Assurances. From and after the date hereof:
(a)    The agreements and obligations of Debtor and the Guarantors hereunder are continuing agreements and obligations and are absolute and unconditional irrespective of the genuineness, validity or enforceability of this Note or any other instrument or instruments now or hereafter evidencing the Obligations or any part thereof or any other agreement or agreements now or hereafter entered into by Administrative Agent, Debtor and the Guarantors pursuant to which the Obligations or any part thereof is issued or, to the fullest extent permitted by applicable law, of any other circumstance which might otherwise constitute a legal or equitable discharge of such agreements and obligations, other than payment in full of the Obligations.
(b)    Without limitation upon the foregoing, such agreements and obligations shall continue in full force and effect as long as the Obligations or any part thereof remains outstanding and unpaid and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected by (i) any renewal, refinancing or refunding of the Obligations in whole or in part, (ii) any extension of the time of payment of any of the Notes or other instrument or instruments now or hereafter evidencing the Obligations or any part thereof, (iii) any compromise or settlement with respect to the Obligations or any part thereof, or any forbearance or indulgence extended to Debtor, (iv) any amendment to or modification of the terms of any of the Notes or other instrument or instruments now or hereafter evidencing the Obligations or any part thereof or any other agreement or agreements now or hereafter entered into by Holder and Debtor pursuant to which the Obligations or any part thereof is issued or secured, (v) any substitution, exchange or release of, or failure to preserve, perfect or protect, or other dealing in respect of, the Collateral or any other property or any security for the payment of the Obligations or any part thereof, (vi) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against Debtor or any Guarantor or (vii) to the fullest extent permitted by applicable law, any other matter or thing whatsoever whereby the agreements and obligations of Debtor or any Guarantor hereunder would or might otherwise be released or discharged other than payment in full of the Obligations and termination of Holder's commitment to lend to Debtor. Debtor and each Guarantor each hereby waives notice of the acceptance of this Note by Holder.
(c)    To the extent that Debtor or any Guarantor makes a payment or payments to Holder or Holder receives any payment or proceeds of the Collateral, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Debtor, any Guarantor or a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause of action, then, to the extent of such payment or proceeds, the Obligations or portion thereof intended to be satisfied and this Note shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by such party.
8.    Defeasance. Upon payment in full of the Obligations, this Note shall terminate and be of no further force and effect (except for the provisions of Sections 7 and 8 hereof which shall survive), and in such event the Administrative Agent and Holder shall, at Debtor's expense and without recourse, representation or warranty, redeliver and reassign to Debtor and the Guarantors the Collateral and take all action necessary to terminate the Administrative Agent's security interest in the Collateral. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
9.    Indemnification and Expenses. From and after the date hereof Debtor and the Guarantors shall indemnify and hold harmless the Administrative Agent and Holder from and against any and all claims and losses arising out of this Note and the granting to the Administrative Agent, for the benefit of Holder, of a security interest and Lien in the Collateral hereunder, except claims and losses arising from the Administrative Agent's or Holder's breach hereof or the Administrative Agent or Holder's gross negligence or willful misconduct. Debtor shall pay each of the Administrative Agent and each Holder on demand the amount of any reasonable and documented out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by each of the Administrative Agent and each Holder in connection with the enforcement of this Note or any of the other Notes.
10.    Notice of Defaults. Promptly (and in any event within one (1) Business Day) upon any officer of the Debtor or any of its Subsidiaries obtaining knowledge of any condition or event that constitutes a Default or an Event of Default or that notice has been given to the Debtor or any of its Subsidiaries with respect thereto the Debtor will deliver to the Administrative Agent a certificate of an officer of the Debtor specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, event or condition or change, and what action the Debtor and its Subsidiaries have taken, are taking and propose to take with respect thereto.
11.    Dispositions.     Debtor shall not, nor shall it permit any of its Subsidiaries to, merge or consolidate, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sublease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any person or any division or line of business or other business unit of any person, except:

(a)    any Subsidiary of Debtor may be merged with or into Debtor or any other Obligor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to another Subsidiary; provided, that in the case of such a merger, Debtor or another Obligor shall be the continuing or surviving Person and (ii) any Subsidiary of Debtor that is not an Obligor may be merged with or into Debtor or any other Subsidiary), or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to another Subsidiary;
(b)    sales of inventory in the ordinary course of business;
(c)    non-exclusive licenses or sublicenses with respect to its intellectual property in the ordinary course of business;
(d)    sales, transfers, conveyances, trade-ins or other dispositions of obsolete, surplus, worn-out or unneeded property in the ordinary course of business;
(e)    if no Default or Event of Default has occurred and is continuing, sales, conveyances and other transfers the proceeds of which (i) are no more than $625,000 with respect to any single transfer or series of related transfers, and (ii) when aggregated with the proceeds of all other transfers made within the same fiscal year, are no more than $2,500,000; provided, that (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Debtor) and (B) no less than 75% of the aggregate sales price thereof shall be paid in cash;
(f)    [reserved];
(g)    leases or subleases with respect to Debtor’s assets in the ordinary course of business;
(h)    [reserved];
(i)    Debtor and its Subsidiaries may create wholly-owned Subsidiaries (and, to the extent an Investment is made in connection therewith, such Investment is permitted by the penultimate paragraph of this Section 11);
(j)    dispositions of cash and cash equivalents;
(k)    (i) the lapse of registered intellectual property of Debtor and its Subsidiaries to the extent not economically desirable in the business judgment of Debtor and its Subsidiaries or (ii) the abandonment of intellectual property rights in the ordinary course of business;
(l)    any involuntary loss, damage or destruction of property;
(m)    any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(n)    [reserved];
(o)    [reserved];
(p)    terminations of leases, subleases, licenses and sublicenses in the ordinary course of business;
(q)    (i) dispositions or discounts without recourse of accounts receivable or other rights to payment in connection with the compromise or collection thereof and (ii) dispositions in connection with surrender, waiver or settlement of rights or claims, in each case in the ordinary course of business;
(r)    the issuance of directors’ qualifying shares or other nominal amount of shares of Capital Stock required to be held by Persons other than Debtor and its Subsidiaries as required by applicable law;
(s)    refunds of upfront payments made in accordance with the terms of customer contracts entered into in the ordinary course of business or as required by a court of competent jurisdiction in respect of a bankruptcy or insolvency proceeding of a customer; and
(t)    other sales, transfers, conveyances, assignments or dispositions (excluding capital stock) having a fair market value (as reasonably determined in good faith by Debtor) not in excess of $1,250,000 during any fiscal year.
Notwithstanding anything to the contrary in the foregoing, Section 11 shall restrict investments involving transfers or other distributions of assets (including cash and cash equivalents), except for the following: (i) investments entered into between and among the Debtor and its Domestic Subsidiaries, (ii) investments in existence on the Closing Date made by Debtor or any of its Domestic Subsidiaries in any Foreign Subsidiary, (iii) investments made after the Closing Date by (x) the Debtor or any of its Domestic Subsidiaries in (y) any of its Foreign Subsidiaries so long as the total amount at any time outstanding pursuant to this clause (y) does not exceed the greater of (1) $2,000,000 and (2) 1% of the consolidated revenue of Debtor and its Subsidiaries (determined in accordance with GAAP) as of the most recently ended four fiscal quarter period as set forth in Debtor’s Form 10-Q or Form 10-K, as applicable, most recently filed with the U.S. Securities and Exchange Commission, (iv) investments made by (x) any Foreign Subsidiary in (y) Debtor or any of its Subsidiaries and (v) other investments in an amount not to exceed $250,000 at any time outstanding.
Notwithstanding anything to the contrary in the foregoing, none of (i) Restricted Payments permitted by Section 12 or (ii) Liens on Indebtedness not restricted by Section 8.11 of the Purchase Agreement shall in each case be considered a disposition restricted by this Section 11.
12.    Restricted Payments. From and after the Commencement Date, neither Debtor nor any of its Subsidiaries shall make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a)     Restricted Payments in respect of the Preferred Stock in accordance with the terms of the Certificate of Designations;
(b)    dividends or distributions made by a Subsidiary of Debtor to Debtor or any Guarantor (or, in the case of a dividend or distribution by a Subsidiary that is not a Guarantor, to Debtor or another Subsidiary of Debtor);
(c)     the conversion of Preferred Stock, this Note or any other Secured Promissory Note into Common Stock;
(d)     the payment of cash for fractional shares of Common Stock upon conversion of Preferred Stock, this Note or any other Secured Promissory Note into Common Stock;
(e)     payments of regularly scheduled principal, interest, commitment fees and agency fees as and when due in in respect of any unsecured indebtedness of Debtor or any of its Subsidiaries so long as immediately prior to, and immediately after giving effect to, any such payments no Event of Default shall have occurred or be continuing;
(f)     Restricted Payments to repurchase, redeem or otherwise acquire for value Capital Stock of Debtor held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Debtor or its Subsidiaries, upon their death, disability, resignation, retirement, severance or termination of employment or service; provided, that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, $1,000,000 (with 50% of unused amounts in any fiscal year being carried over to the immediately succeeding fiscal year) or $2,500,000 in the aggregate during the term of this Note;
(g)     Restricted Payments payable solely in Qualified Capital Stock;
(h)     exchanges or purchases of out-of-the-money warrants of Debtor with Qualified Capital Stock, and the payment of cash expenses related to such exchanges or purchases;
(i)    cashless exercises of options and warrants of Debtor; and
(j)    the payment of general administrative costs and operational expenses (including corporate credit cards, capital leases and customer and vendor guarantees), in each case, which are reasonable and customary and incurred in the ordinary course of business.
13.    Reporting Requirements. From and after the Commencement Date and receipt by the Debtor of a request from Holder for the information contemplated by this section, subject to Confidentiality Obligations, the Debtor shall give written notice to Holder:
(a)    as soon as available and in any event not later than 25 days after the end of each fiscal month of the Debtor, internally prepared consolidated balance sheets, statements of operations and statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding fiscal year of the Debtor and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding fiscal year of the Debtor, all in reasonable detail and certified by an officer of the Debtor as fairly presenting, in all material respects, the financial position of the Debtor and its Subsidiaries as at the end of such fiscal month and the results of operations and cash flows of the Debtor and its Subsidiaries for such fiscal month and for such year-to-date period, in accordance with GAAP (except those exceptions set forth in such financial statements that are reasonably acceptable to the Administrative Agent) applied in a manner consistent with that of the most recent audited financial statements furnished to the Holder, subject to the absence of footnotes and normal year-end adjustments; and
(b)    as soon as available and in any event not later than 25 days after the end of each fiscal month of the Debtor, reports in form and detail reasonably satisfactory to the Administrative Agent and certified by an officer of the Debtor as being accurate and complete in all material respects (i) listing all accounts receivable of the Obligors as of such day, which shall include the amount and age of each such account receivable, showing separately those which are more than 30, 60, 90 and 120 days past due and a description of all known Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Holder pursuant to this clause (b)(i) for the immediately preceding fiscal month, and such other information as the Holder may reasonably request, and (ii) listing all accounts payable of the Obligors as of each such 30, 60, 90 and 120 days past due which shall include the amount and age of each such account payable, and such other information as the Holder may reasonably request.
VI. MISCELLANEOUS

1.
Debtor agrees that any delay on the part of the holder of this Note in exercising any rights hereunder will not operate as a waiver of such rights, and further agrees that any payments received hereunder will be applied first to Costs, then to interest and the balance to principal.

1.	Assignments.

(a)
Prior to the Commencement Date, this Note may not be transferred by the Holder other than automatic assignment in whole or in part in connection with any transfer by Holder of the Holder's Preferred Stock originally issued on or about the Original Issue Date. After the Commencement Date, subject to Section 2(b), Holder may assign all or a portion of this Note upon its surrender to Debtor for registration of transfer, duly endorsed, accompanied by a duly executed written instrument of transfer in form satisfactory to Debtor; provided that, so long as no Event of Default has occurred and is continuing under clauses (a), (b), (g), (i) and (j) of the definition thereof, no such assignment shall be made to an Ineligible Assignee without the prior written consent of Debtor. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like Principal Amount and interest shall be issued to, and registered in the name of, the transferee. Debtor's obligations hereunder will be binding upon its successors and assigns; provided that neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Debtor without the prior written consent of the Required Holders.

(b)
Holder understands and agrees that the Notes and the Common Stock into which the Notes are convertible are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Notes have not been and will not be registered under the Securities Act and that such Notes may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act, or (iii) to the Company or one of the Company Subsidiaries, in each of cases (i) through (iii) in accordance with any applicable state and federal securities laws, and that it will notify any subsequent purchaser of Notes from it of the resale restrictions referred to above, as applicable.

(c)
This Note shall be a registered note. Debtor will keep, at its principal executive office, books for the registration and registration of transfer of this Note. Transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Debtor. Prior to presentation of this Note for registration of transfer, Debtor shall treat the Person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all purposes whatsoever, whether or not this Note shall be overdue, and Debtor shall not be affected by notice to the contrary. Holder, at its option, may in person or by duly authorized attorney surrender the same for exchange at Debtor’s chief executive office, and promptly thereafter and at Debtor’s expense receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by Debtor of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (ii) in the case of mutilation, upon surrender thereof, the Debtor, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

2.
No provision of this Note may be amended, waived or modified without the written consent of the Debtor, the Holder and such other Holders as may be required to approve such amendment, waiver or modification pursuant to Section 4.4 of the Agreement Among Noteholders.

3.
Anything herein to the contrary notwithstanding, this Note is subject to the terms of that certain Agreement Among Noteholders dated as of July 19, 2018 entered into amongst the Administrative Agent, Holder and the other lenders from time to time party thereto , as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms (the "Agreement Among Noteholders").

4.	This Note will be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to contracts made and performed entirely within the State of Delaware.

5.	For the avoidance of doubt, upon the Mandatory Redemption Date or the MAE Redemption Date, any Obligations under this Note shall give effect to the following waiver:
Holder irrevocably waives, on behalf of such Holder and any and all of its successors, transferees, assigns, heirs, executors, and administrators, with respect to this Note any entitlement or right to any liquidation preference, liquidation payment or redemption payment in excess of the amount of $312.637 and 1.07215 be payable pursuant to Section 5(a), Section 6(a) or Section 9(a) of the Certificate of Designations, or any conversion amount pursuant to Section 7(a) in excess of 1.07215 notwithstanding the right and entitlement of holders of Series A Preferred Stock thereto.
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IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.
RIMINI STREET, INC.

By:    ___________________________
Name: Seth A. Ravin
Title: Chief Executive Officer

SCHEDULE I

Ineligible Assignees

EXHIBIT A

Form of Guaranty Agreement

See attached.